UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada M5J 2G2
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03 Material Modification to Rights of Security Holders.

On January 23, 2006, the Company and four of its investors, Iroquios Capital, LP, Cranshire Capital, L.P., Smithfield Fiduciary, LLC and Omicron Master Trust (“Investors”) amended the terms of outstanding warrants to purchase common stock (“Warrants”) to accelerate their exercise date to January 23, 2006. These Warrants consist of Warrants for 2,439,024 shares issued on September 5, 2006, and initially exercisable on March 8, 2006, and Warrants for 4,878,048 shares issued on December 5, 2006 and initially exercisable beginning June 5, 2006. The Investors agreed to immediately exercise 100% of these warrants (for aggregate gross proceeds to the Company of $6,000,000) in exchange for (a) the acceleration of the exercise period , and (b) the issuance of additional warrants equal to 50% of the exercised Warrants (an aggregate of 3,658,536 shares). The new warrants will have an exercise price of $1.60 per share and will be exercisable for five years from the date of issuance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of agreement to amend Warrants between the Company and the Investors dated January 23, 2006.

4.2	Form of Warrant issued by Generex Biotechnology Corporation on January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: January 23, 2006	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

4.1	Form of agreement to amend Warrants between the Company and the Investors dated January 23, 2006.

4.2	Form of Warrant issued by Generex Biotechnology Corporation on January 23, 2006.